UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2013

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 New Montgomery Street, Suite 300

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On December 11, 2013, Trulia, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Deustsche Bank Securities Inc., as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”) relating to the sale by the Company of $200 million aggregate principal amount of its 2.75% Convertible Senior Notes due 2020 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers an over-allotment option to purchase, within 30 days from the date of the Purchase Agreement, up to an additional $30 million aggregate principal amount of the Notes on the same terms and conditions. The Initial Purchasers exercised their over-allotment option in full on December 13, 2013, and a total of $230 million aggregate principal amount of the Notes were issued on December 17, 2013.

The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

The Notes were issued pursuant to an indenture dated as of December 17, 2013 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee. The Notes bear interest at a rate of 2.75% per annum on the principal amount, accruing from December 17, 2013. Interest is payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on June 15, 2014. The Notes will mature on December 15, 2020 (the “Maturity Date”), subject to earlier repurchase, conversion or redemption.

The Notes are convertible at an initial conversion rate of 27.8303 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), per $1,000 principal amount of Notes, subject to adjustment in certain events. This is equivalent to an initial conversion price of approximately $35.93 per share of Common Stock, subject to adjustment in certain events. Holders may convert their Notes at any time prior to the close of business on the business day immediately preceding December 15, 2020. If a holder elects to convert its Notes in connection with certain fundamental changes, as that term is defined in the Indenture, that occur prior to the Maturity Date, the Company will, in certain circumstances, increase the conversion rate for Notes converted in connection with such fundamental changes by a specified number of shares of Common Stock in accordance with the provisions of the Indenture.

Upon the occurrence of a fundamental change, holders may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

No “sinking fund” is provided for the Notes and, except as described below in connection with a fundamental change, the Company is not required to redeem or retire the Notes periodically. Prior to December 20, 2018, the Notes will not be redeemable. On or after December 20, 2018, the Company may redeem all or part of the Notes if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending not more than two trading days preceding the date on which the Company provides written notice of redemption. In the case of any optional redemption, the Company will redeem the Notes at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Any notes redeemed by the Company will be paid for in cash. With respect to any Notes that are converted following a redemption notice, the Company will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares in accordance with the provisions of the Indenture.

Upon conversion, the Company will deliver shares of Common Stock equal to the conversion rate, together with a cash payment in lieu of delivering any fractional share of Common Stock issuable upon conversion, based on the last reported sale price of its Common Stock on the relevant conversion date.

The Notes are the Company’s general unsecured obligations, ranking senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equal in right of payment with all of the Company’s existing and future liabilities that are not so subordinated. The Notes will effectively rank junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries (including trade payables).

The following events are considered events of default, which may result in the acceleration of the maturity of the Notes:

(1)	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(4)	the Company’s failure to give a fundamental change notice or notice of a make-whole fundamental change in each case when due in accordance with the Indenture;

(5)	the Company’s failure to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6)	the Company’s failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture;

(7)	default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such default continues for a period of 30 days without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged; or

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If an event of default occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable. If an event of default described in clause (8) above occurs with respect to the Company, the principal amount of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The description of the Indenture and form of Note contained herein is qualified in its entirety by reference to the Indenture and the form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Loan and Security Agreement Amendment

On December 11, 2013, the Company and Hercules Technology Growth Capital, Inc. (“Hercules”) entered into a consent and amendment (the “Amendment”) to the Loan and

Security Agreement, dated as of September 15, 2011, as amended (the “Loan Agreement”). The Amendment permits the Company to issue the Notes and enter into certain related documents. In addition, pursuant to the terms of the Amendment, the Company agreed to prepay amounts outstanding under the Loan Agreement immediately after the closing of the offering of the Notes.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference. On December 17, 2013, as provided in the Amendment and in connection with the issuance of the Notes, the Company paid in full all amounts owing under the Loan Agreement. At the time of such payment, the Loan Agreement and all commitments to extend further credit under the Loan Agreement were terminated and all liens securing obligations thereunder were released.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference. The Company offered and sold $230 million aggregate principal amount of the Notes to the Initial Purchasers on December 17, 2013 in a private placement pursuant to exemptions from the registration requirements of the Securities Act. As described in Item 1.01 above, the Notes were initially resold by the Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

The Notes and the underlying shares of Common Stock of the Company issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

On December 11, 2013, the Company issued a press release announcing the pricing of its offering of $200 million aggregate principal amount of its 2.75% Convertible Senior Notes due 2020, plus up to an additional $30 million aggregate principal amount of the Notes pursuant to an over-allotment option granted to the Initial Purchasers. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Indenture between Trulia, Inc. and Wells Fargo Bank, National Association, dated as of December 17, 2013.

4.2	Form of Note for Trulia, Inc.’s 2.75% Convertible Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 hereto).

10.1	Purchase Agreement by and among Trulia, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., dated December 11, 2013.

10.2	Consent and Sixth Amendment, dated as of December 11, 2013, to the Loan and Security Agreement, dated as of September 15, 2011, between Trulia, Inc. and Hercules Technology Growth Capital, Inc.

99.1	Press Release of Trulia, Inc., issued on December 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Peter Flint
Peter Flint Chief Executive Officer

Date: December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture between Trulia, Inc. and Wells Fargo Bank, National Association, dated as of December 17, 2013.

4.2	Form of Note for Trulia, Inc.’s 2.75% Convertible Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 hereto).

10.1	Purchase Agreement by and among Trulia, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., dated December 11, 2013.

10.2	Consent and Sixth Amendment, dated as of December 11, 2013, to the Loan and Security Agreement, dated as of September 15, 2011, between Trulia, Inc. and Hercules Technology Growth Capital, Inc.

99.1	Press Release of Trulia, Inc., issued on December 11, 2013.